UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 18, 2005

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(Sate or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On July 18, 2005, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of Electronic Data Systems Corporation ("EDS") approved the terms of an Executive Severance Benefit Agreement with each of Charles S. Feld, Executive Vice President, Portfolio Management, and Stephen F. Schuckenbrock, Executive Vice President, Global Sales & Client Solutions.

Under the terms of each agreement, if the executive is involuntarily terminated without "cause" or resigns for "good reason" on or before December 31, 2008, he would be entitled to receive a payment equal to two times the sum of his final annual base salary and annual performance bonus target for the year in which the termination occurred. In addition, a portion of the "target award" of any unvested performance based restricted stock units awarded to him in 2005 or thereafter (prorated based on the number of months of the performance period elapsed through the termination date) will be eligible for vesting at the end of the performance period based on EDS' actual performance relative to pre-established targets. Also, a portion of any other equity-based award (other than performance based restricted stock units) granted to him in 2005 or thereafter will immediately vest based on the pro-rated number of months worked during the applicable vesting or service period for each award and, with respect to options, become exercisable for a period of one year following the date of termination.  All other then outstanding equity-based awards granted to him prior to 2005 will immediately vest 100% and, with respect to options, become exercisable for a period of one year following the date of termination (excluding options granted to such executives in connection with the sale of their interest in Feld Partners Investments, L.P., which would vest immediately and be exercisable for the full term of the award under the terms thereof). The agreement also provides for eligibility for up to $7,500 in financial planning/counseling services for one year following the termination date and a waiver of premiums for health care coverage for up to 18 months.  For purposes of each agreement, "cause" means the executive has: (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS' lawful and appropriate policies, directives or orders applicable to EDS employees holding comparable positions that resulted in significant harm to EDS; (c) willfully and  intentionally destroyed or stolen EDS property or falsified EDS documents; (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.  The executive may resign for "good reason" if EDS reduces his base salary and/or annual target bonus (as a percentage of base salary) without his consent, except in the event of a reduction in compensation generally applicable to all similarly situated executives in connection with which he is treated no less favorably than such executives.

As noted in EDS' 2005 Proxy Statement, EDS has entered into Change of Control Employment Agreements with Messrs. Feld and Schuckenbrock.  Such agreements were scheduled to terminate on December 31, 2005.  On July 18, 2005, the Committee also approved the extension of the term of such agreements to December 31, 2008.  To the extent Messrs. Feld or Schuckenbrock would be entitled to receive benefits under his Change of Control Employment Agreement following a termination of employment, he may elect to receive benefits under either that agreement or the Executive Severance Benefit Agreement, but not both.  Reference is made to EDS' 2005 Proxy Statement for a description of the terms of such Change of Control Employment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

July 22, 2005                                                                                                             By:    /S/ BRUCE N. HAWTHORNE

                                                                                                                                           Bruce N. Hawthorne, Executive Vice
                                                                                                                                           President and Secretary

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